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                                                                    EXHIBIT 99.5


                              DSTR WARRANT CO., LLC
                           450 PARK AVENUE, 28TH FLOOR
                            NEW YORK, NEW YORK 10022





                                       October 27, 2003


DualStar Technologies Corporation
Two Park Avenue
New York, New York 10016



                      RE: TERMINATION OF WARRANT AGREEMENT


Gentlemen:

         We refer to the Class E Warrant Agreement, dated as of November 8, 2000 (the "Warrant Agreement"), by and between DualStar Technologies Corporation, a Delaware corporation (the "Company") and DSTR Warrant Co., LLC, a Delaware limited liability company ("WarrantCo") and the certificates representing the warrants issued thereby (the "Warrants"). As of the date of this letter agreement, the Company is entering into that certain Securities Purchase Agreement (the "Purchase Agreement") with Madeleine, L.L.C., a New York limited liability company and an affiliate of WarrantCo ("Madeleine"), pursuant to which the Company will issue, sell and deliver to Madeleine certain shares of the Company's Common Stock, par value $0.01 per share, in exchange for the surrender by Madeleine of the outstanding balance owed to it by the Company under a certain promissory note.

         In connection with the execution and delivery of the Purchase Agreement, and in order to facilitate the transactions contemplated thereby, WarrantCo hereby agrees that, simultaneous with and subject to the consummation of the Closing (as such term is defined in the Purchase Agreement), the Warrant Agreement, the Warrants and all of WarrantCo's rights and claims in respect thereof shall terminate automatically in all respects, with no further action on the part of the parties thereto, effective immediately; and WarrantCo hereby releases, on behalf of itself and its affiliates, any and all claims that it may now have, or would



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hereafter have, against the Company or any of its affiliates arising out of or in respect of the Warrant Agreement or the Warrants.

         The terms of this letter agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.


                                       Very truly yours,



                                       DSTR WARRANT CO., LLC



                                       By:
                                          ------------------------------
                                       Name:
                                       Title:


Acknowledged and Agreed:

DualStar Technologies Corporation



By:
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Name:
Title: